Morgan Stanley Dean Witter Global Utilities Fund
Item 77(o) 10f-3 Transactions
July 1, 2000 - December 31, 2000


Security
Date of
Purchase
Price
Of Shares
Shares
Purchased
%of
Assets
Total
Issued
Purchased
By Fund
Broker


Active
Power Inc.



08/07/00



$17.00



13,700



0.024%



$136,000,000



0.171%
Goldman
Sachs
Southern
Energy
09/26/00
$22.00

46,800
0.076%
$1,276,000,000
0.669%
William
Capital
Growth
Tycom
07/28/00
$32.00
188,000
0.623%
$1,956,173,920
0.308%
Salomon
Brothers
W-H Energy
10/10/00
$16.50
2,300
<0.001%
$165,000,000
0.023%
DLIP
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